Exhibit 5.1

Helen C. Adams	Richard A. Malm	Of Counsel:	Washington, D.C. Office
Brent R. Appel	Arthur F. Owens	Des Moines, Iowa
Joseph A. Cacciatore	Mollie Pawlosky	Janet G. Huston	1660 L Street N.W.
Tracy L. Deutmeyer	Bridget R. Penick	John R. Mackaman	Suite 506
Bret A. Dublinske	David M. Repp		Washington, D.C.
Rebecca Boyd Dublinske	Russell L. Samson	Washington, D.C.	20036-5603
Gregory G.T. Ervanian	Charles M. Schneider	Gene C. Lange*	(202) 463-6330
Joan M. Fletcher	Curtis W. Stamp	John W. Thomas**	Fax (202) 463-6328
Howard O. Hagen	Philip E. Stoffregen
Jennifer L. Hodge	Jon P. Sullivan	* Licensed only in D.C.
Paul E. Horvath	Krista K. Tanner	** Licensed only in D.C.
Jill R. Jensen-Welch	Paul R. Tyler	& Virginia
Jeffrey A. Krausman	John K. Vernon
Alan P. Kress	J. Marc Ward
F. Richard Lyford

December 28, 2004

FCStone Group, Inc.

2829 Westown Parkway, Suite 200

West Des Moines, IA 50266

Ladies and Gentlemen:

We have acted as counsel to FCStone Group, Inc., an Iowa corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-4, File No. 333-118342 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to 6,050,000 shares (the “Shares”) of Common Stock, no par value per share, of the Company, together 1,450,000 subscription rights for Shares (the “Subscription Rights”). The Shares and Subscription Rights are being issued pursuant to a restructuring as described in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company (as amended and currently in effect), filed as Exhibit 3.1 to the Registration Statement; (ii) the Bylaws of the Company (as amended and currently in effect), filed as Exhibit 3.2 to the Registration Statement; (iii) the form of Articles of Restatement and Amendment of the Company (the “Articles of Restatement”) (to be filed with the Iowa Secretary of State prior to closing of the offering of the Shares and Subscription Rights), as filed as part of Appendix A to the proxy-statement prospectus; (iv) the form of Amended and Restated Bylaws of the Company (to be adopted prior to the closing of the offering of the Shares), filed as Appendix B to the proxy-statement prospectus; (v) the Registration Statement; (vi) the proxy-statement prospectus contained within the Registration Statement; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

DICKINSON, MACKAMAN, TYLER & HAGEN, P.C.

FCStone Group, Inc.

December 28, 2004

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that, other than with respect to the Company, at such times as the respective Shares are issued, all of the documents referred to in this opinion will have been duly authorized, executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents will have been duly authorized and all parties will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, countersign and perform such documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and have assumed the correctness and accuracy of all such certificates.

For the purpose of this opinion, we assume that the restructuring will be approved and consummated in the manner described in the Registration Statement and that the Articles of Restatement will be duly filed with the Secretary of State of Iowa.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualification, limitations and exceptions set forth herein, we are of the opinion that: (i) The Shares (other than the Shares issued pursuant to Subscription Rights) when issued in accordance with the Plan of Conversion, as defined in the Articles of Restatement, will be validly issued, fully paid and nonassessable; and (ii) The Shares, if and when issued upon exercise of Subscription Rights in exchange for payment in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Iowa, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Dickinson, Mackaman, Tyler & Hagen, P.C.

/S/    RICHARD A. MALM

By: Richard A. Malm